Exhibit 99.5

On December 1, 2017, Daseke MFS LLC (“MFS”), an indirect wholly owned subsidiary of Daseke, Inc. (“Daseke”), and Daniel R. Moore, Judith N. Moore, Randall K. Moore, Tiffani M. Swalley, John D. Moore and V. Jean Nichols entered into a Purchase and Sale Agreement pursuant to which MFS purchased 100% of the outstanding equity interests of (1) Moore Freight Service, Inc., a Tennessee corporation, (2) RT & L, LLC, a Tennessee limited liability company, (3) JD and Partners, LLC, a Tennessee limited liability company, (4) TM Transport and Leasing, LLC, a Tennessee limited liability company, and (5) Rand, LLC, a Tennessee limited liability company (collectively, “Moore”), for total consideration of $34.8 million in cash and 145,129 shares of Daseke common stock with a value of approximately $1.8 million (the “Moore Transaction”).

Moore specializes in flat glass transportation.  Moore generated $40.2 million and $29.5 million in revenues for the year ended December 31, 2016 and for the nine months ended September 30, 2017, respectively.

Also on December 1, 2017, Daseke RM LLC (“RM”), an indirect wholly owned subsidiary of Daseke, and Lyons Capital, LLC, a California limited liability company, entered into a Purchase and Sale Agreement pursuant to which RM acquired 100% of the outstanding equity interests of (1) Roadmaster Group, Inc., a Delaware corporation (“Roadmaster Group”), and its subsidiaries via the merger of Project Montana Merger Sub One, Inc., a Delaware corporation and direct wholly owned subsidiary of Daseke (“MS1”), with and into Roadmaster Group followed by the merger of Roadmaster Group with and into Project Montana Merger Sub Three, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Daseke (“MS3”), pursuant to an Agreement and Plan of Merger by and among Daseke, Roadmaster Group, MS1 and MS3 and (2) Roadmaster Equipment Leasing, Inc., a Delaware corporation (“Roadmaster Equipment”), and its subsidiaries (together with Roadmaster Equipment and Roadmaster Group and its subsidiaries, “Roadmaster”) via the merger of Project Montana Merger Sub Two, Inc., a Delaware corporation and direct wholly owned subsidiary of Daseke (“MS2”), with and into Roadmaster Equipment, pursuant to an Agreement and Plan of Merger by and among Daseke, Roadmaster Equipment and MS2, followed by the contribution of the Roadmaster entities to RM, for total consideration of $37.5 million in cash and 3,114,247 shares of Daseke common stock with a value of approximately $39.1 million (the “Roadmaster Transaction” and collectively with the Moore Transaction, the “Transactions”).

Roadmaster specializes in high security transportation.  Roadmaster generated $79.6 million and $77.2 million in revenues for the year ended December 31, 2016 and for the nine months ended September 30, 2017, respectively.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Moore Transaction and/or the Roadmaster Transaction been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Moore Transaction and/or the Roadmaster Transaction.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K/A to which these unaudited pro forma financial statements are filed as Exhibit 99.5 (the “Current Report”). The pro forma combined financial information is derived from and should be read in conjunction with (i) the consolidated financial statements and related footnotes for the year ended December 31, 2016 as set forth in Daseke’s Current Report on Form 8-K/A filed March 16, 2017, (ii) the unaudited consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which appear in Daseke’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, (iii) the financial statements of Moore, which are filed as Exhibits 99.1 and 99.2 to the Current Report and (iv) the financial statements of Lyons Capital, LLC, the former parent of Roadmaster, which are filed as Exhibits 99.3 and 99.4 to the Current Report.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2017

(in thousands)

	Daseke, Inc.	Moore Freight Service, Inc.	Roadmaster Group, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$112,510	$2,425	$592	$36,339	(3)(8)(9)(12)(17)	$151,866
Accounts receivable, net	106,081	2,063	9,648	—		117,792
Total other current assets	33,628	768	2,879	(845)	(18)	36,430
Total current assets	252,219	5,256	13,119	35,494		306,088
Property and equipment, net	369,199	12,534	37,396	11,467	(1)(3)(7)(10)(16)	430,596
Intangible assets, net	77,541	—	7,640	(7,640)	(13)	77,541
Goodwill	139,889	—	4,754	108,585	(4)(19)	253,228
Other long-term assets	18,573	174	41	—		18,788
Total assets	$857,421	$17,964	$62,950	$147,906		$1,086,241
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks outstanding in excess of bank balances	$1,479	$—	$—	$—		$1,479
Accounts payable	12,493	—	7,565	—		20,058
Accrued expenses and other liabilities	24,660	1,288	—	4,772	(21)	30,720
Accrued payroll, benefits and related taxes	12,027	—	—	—		12,027
Accrued insurance and claims	10,248	—	—	—		10,248
Current portion of long-term debt	26,514	2,991	10,470	1,491	(20)	41,466
Total current liabilities	87,421	4,279	18,035	6,263		115,998
Line of credit	—	—	2,299	(2,299)	(12)	—
Long-term debt, net of current portion	395,841	7,896	22,869	127,323	(3)(12)(20)(22)	553,929
Deferred tax liabilities	114,900	1,992	2,096	10,660	(2)(11)(23)	129,648
Other long-term liabilities	1,342	2,896	—	(2,220)	(3)	2,018
Total liabilities	599,504	17,063	45,299	139,727		801,593
Stockholders’ equity:
Series A convertible preferred stock	65,000	—	—	—		65,000
Common Stock	4	855	51,449	(49,045)	(5)(6)(14)(15)	3,264
Additional paid-in-capital	222,102	—	—	37,649	(6)(15)	259,751
Retained earnings (accumulated deficit)	(30,221)	45	(33,798)	19,575		(44,399)
Accumulated other comprehensive income (loss)	1,032	—	—	—		1,032
Total stockholders’ equity	257,917	901	17,651	8,179		284,648
Total liabilities and stockholders’ equity	$857,421	$17,964	$62,950	$147,906		$1,086,241

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2017

(in thousands, except share and per share amounts)

	Daseke, Inc.	Moore Freight Service, Inc.	Roadmaster Group, Inc.	Pro Forma Adjustment	Footnote Reference	Pro Forma Combined
Revenues:
Freight	$446,454	$29,497	$74,604	$—		$550,555
Brokerage	83,723	—	—	—		83,723
Logistics	10,571	—	—	—		10,571
Fuel surcharge	48,331	—	2,626	—		50,957
Total revenue	589,079	29,497	77,230			695,806
Operating expenses:
Salaries, wages and employee benefits	174,253	12,762	24,753	—		211,768
Fuel	64,423	3,394	7,499	—		75,316
Operations and maintenance	86,332	3,962	8,755	—		99,049
Communications	1,491	—	1,068	—		2,559
Purchased freight	148,945	—	21,766	—		170,711
Administrative expenses	24,019	1,917	1,029	—		26,965
Sales and marketing	1,425	—	—			1,425
Taxes and licenses	7,855	375	986	—		9,216
Insurance and claims	15,516	1,068	3,365	—		19,949
Acquisition-related transaction expenses	2,255	—	—	—		2,255
Depreciation and amortization	53,758	2,336	7,592	3,136	(1)	66,822
(Gain) loss on disposition of revenue property and equipment	(513)	(525)	(253)	—		(1,291)
Total operating expenses	579,759	25,289	76,560	3,136		684,744
Income from operations	9,320	4,207	670	(3,136)		11,062
Other (income) expense:
Interest income	(130)	—	—	—		(130)
Interest expense	21,064	707	1,431	7,122	(2)(3)	30,324
Write-off of unamortized deferred financing fees	3,883	—	—	—		3,883
Other	(247)	(63)	(421)	—		(731)
Total other expense	24,570	644	1,010	7,122		33,346
Loss before provision (benefit) for income taxes	(15,250)	3,563	(340)	(10,258)		(22,284)
Provision (benefit) for income taxes	(3,448)	880	2,446	(2,319)	(5)	(2,441)
Net income (loss)	(11,802)	2,683	(2,786)	(7,939)		(19,844)
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps	52	—	—	—		52
Foreign currency translation adjustments	1,032	—	—	—		1,032
Comprehensive income (loss)	$(10,718)	$2,683	$(2,786)	$(7,939)		$(18,760)
Net income (loss)	(11,802)	2,683	(2,786)	(7,939)		(19,844)
Less dividends to preferred stockholders	(3,725)	—	—	—		(3,725)
Net loss attributable to common stockholders	$(15,527)	$2,683	$(2,786)	$(7,939)		$(23,569)
Net loss per common share:
Basic and Diluted	$(0.45)	—	—	—		$(0.62)
Weighted-average common shares outstanding:
Basic and Diluted	34,790,861	—	—	3,259,376	(4)	38,050,237

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands, except share and per share amounts)

	Daseke, Inc.	Moore Freight Service, Inc.	Roadmaster Group, Inc.	Pro Forma Adjustment	Footnote Reference	Pro Forma Combined
Revenues:
Freight	$517,861	$40,175	$77,529	$—		$635,565
Brokerage	87,410	—	—	—		87,410
Logistics	—	—	—	—		—
Fuel surcharge	46,531	—	2,098	—		48,630
Total revenue	651,802	40,175	79,628			771,605
Operating expenses:
Salaries, wages and employee benefits	197,789	18,116	28,839	—		244,744
Fuel	66,865	4,407	6,804	—		78,076
Operations and maintenance	96,100	5,523	8,940	—		110,563
Communications	1,618	—	1,399	—		3,017
Purchased freight	154,054	—	23,931	—		177,985
Administrative expenses	25,250	2,251	1,241	—		28,742
Sales and marketing	1,743	—	—	—		1,743
Taxes and licenses	9,222	422	1,043	—		10,687
Insurance and claims	19,114	1,495	3,960	—		24,569
Acquisition-related transaction expenses	25	—	591	—		616
Depreciation and amortization	67,500	3,007	8,492	3,445	(1)	82,444
(Gain) loss on disposition of revenue property and equipment	(116)	(1,403)	(632)	—		(2,151)
Impairment	2,005	—	—	—		2,005
Total operating expenses	641,169	33,818	84,608	3,445		763,040
Income from operations	10,633	6,357	(4,980)	(3,445)		8,565
Other (income) expense:
Interest income	(44)	(1)	—	—		(45)
Interest expense	23,124	1,040	1,901	9,482	(2)(3)	35,547
Other	(331)	(64)	115	—		(280)
Total other expense	22,749	975	2,016	9,482		35,222
Loss before provision (benefit) for income taxes	(12,116)	5,382	(6,996)	(12,927)		(26,657)
Provision (benefit) for income taxes	163	1,488	288	168	(5)	2,107
Net income (loss)	(12,279)	3,894	(7,284)	(13,095)		(28,764)
Other comprehensive income (loss):
Unrealized income (loss) on interest rate swaps	62	—	—	—		62
Foreign currency translation adjustments	—					—
Comprehensive income (loss)	$(12,217)	$3,894	$(7,284)	(13,095)		$(28,702)
Net income (loss)	(12,279)	3,894	(7,284)	(13,095)		(28,764)
Less dividends to preferred stockholders	(4,770)	—	—	4,770	(6)	—
Net loss attributable to common stockholders	$(17,049)	$3,894	$(7,284)	(8,325)		$(28,764)
Net loss per common share:
Basic and Diluted	$(117.18)					$(0.86)
Weighted-average common shares outstanding:
Basic and Diluted	145,495			33,395,992	(4)(6)	33,541,487

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

NOTE 1 — Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The following table summarizes the purchase price allocation adjustments of the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases and decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the Transactions, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed was as follows:

	Moore	Roadmaster

Cash	$89	$477
Accounts receivable	4,458	9,806
Parts supplies	312	231
Other assets	415	1,767
Property and equipment	21,978	36,854
Goodwill	36,769	76,570
Deferred tax liability	(2,938)	(12,033)
Total liabilities	(1,997)	(26,764)
	$59,086	$86,908

NOTE 2 — PRO FORMA ADJUSTMENTS, AS PRESENTED ON THE SEPTEMBER 30, 2017 BALANCE SHEET

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report. The unaudited pro forma combined balance sheet includes adjustments that are factually supportable and directly attributable to the transaction regardless of whether they will have a continuing impact or were non-recurring.

Represents adjustments for the Moore Transaction as follows:

1.              Represents an increase of $12.2 million in property and equipment to appraised values.

2.              Represents increase in deferred tax liabilities due to the increase in property and equipment values and deferred taxes on goodwill of $1.7 million.

3.              Represents the payoff of debt and other liabilities of $22.5 million.

4.              Recognition of the preliminary goodwill resulting from the pro forma allocation of the purchase price as if the Transactions had occurred using a preliminary goodwill estimate.  Goodwill resulting from the Transactions is not amortized, and will be assessed for impairment at least annually in accordance with ASC 350. The goodwill as a result of the Transactions is not deductible for income tax purposes.

5.              Represents adjustment to eliminate Moore’s common stock, retained earnings of $855 thousand and $1 million, respectively.

6.              Represents 145,129 shares of common stock issued to the sellers of Moore resulting in adjustments to common stock, and additional paid-in capital of $145 thousand and $1.7 million, respectively.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

7.              Adjustment to reflect increase in accumulated depreciation of $2.1 million for the increase in depreciation expense related to the increase in the fair value of property and equipment.

8.              Represents cash consideration paid in the transaction of $34.8 million.

9.              Represents elimination of historical cash balances not received by Daseke in the transaction of $2.3 million.

Represents adjustments for the Roadmaster Transaction as follows:

10.       Represents an increase of $2.4 million in property and equipment to appraised values.

11.       Represents increase in deferred tax liabilities due to the increase in property and equipment values and deferred taxes on goodwill of $12.0 million.

12.       Represents the payoff of debt and other liabilities of $10.3 million.

13.       Represents the write off of acquired intangible assets.

14.       Represents adjustment to eliminate Roadmaster’s member’s equity and accumulated deficit of $51.4 million and $31.1 million, respectively.

15.       Represents 3,114,247 shares of common stock issued to the seller of Roadmaster resulting in adjustments to common stock, and additional paid-in capital of $3.1 million and $36.0 million, respectively.

16.       Adjustment to reflect increase in accumulated depreciation of $1.0 million for the increase in depreciation expense related to the increase in the fair value of property and equipment.

17.       Represents cash consideration paid in the transaction of $37.5 million.

18.       Reflects the reserve of restricted cash held in escrow due to uncertainties regarding the matter.

19.       Recognition of the preliminary goodwill resulting from the pro forma allocation of the purchase price as if the Transactions had occurred using a preliminary goodwill estimate.  Goodwill resulting from the Transactions is not amortized, and will be assessed for impairment at least annually in accordance with ASC 350. The goodwill as a result of the Transactions is not deductible for income tax purposes.

Other adjustments are as follows:

20.       Represents increase in term loan of $150.0 million, net of deferred finance fees of $4.4 million and interest expense of $1.8 million, resulting in net cash of $143.8 million.

21.       Represents additional interest on the term loan advance at 6.5% of $5.5 million, net of $303 thousand and $410 thousand of interest expense on debt paid off for the Roadmaster and Moore Transactions, respectively.

22.       Adjustment to reflect amortization of deferred loan fees associated with the term loan advance of $.5 million.

23.       Represents $2.3 million reduction to deferred tax liabilities to recognize the impact of pro forma adjustments as of September 30, 2017.

NOTE 3 — PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

The unaudited pro forma combined statements of operations include adjustments which give effect to the events that are factually supportable, directly attributable to the transaction, and are expected to have a continuing impact on Daseke and the Transactions on a consolidated basis.

Represents adjustments for the Transactions as follows:

1.              Represents adjustment to record pro forma depreciation expense of $2.1 million and $1.0 million on the purchase price allocation for the fair value of assets of Moore and Roadmaster, respectively.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

2.              Represents incremental interest expense of $7,313 million from the advance on Daseke’s term loan as if the advance occurred on January 1, 2016 partially offset by $303 thousand and $410 thousand reversal of interest on existing Moore and Roadmaster debt upon assumed refinance of debt on January 1, 2016 utilizing funds from the advance on the Daseke term loan.

3.              Represents amortization of $0.5 million of deferred finance fees incurred in term loan increase.

4.              Represents 145,129 and 3,114,247 shares of common stock issued to the sellers of Moore and Roadmaster, respectively.

5.              Represents $2.3 million tax benefit on impact of pro forma adjustments calculated using Daseke’s effective tax rate of 22.6% for the nine months ended September 30, 2017.

NOTE 4 — PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

The unaudited pro forma combined statements of operations include adjustments which give effect to the events that are factually supportable, directly attributable to the transaction, and are expected to have a continuing impact on Daseke and the Transactions on a consolidated basis.

Represents adjustments for the Transactions as follows:

1.              Represents adjustment to record pro forma depreciation expense of $2.2 million and $1.2 million for Moore and Roadmaster, respectively, on the purchase price allocation for the fair value of assets.

2.              Represents incremental interest expense of $9.7 million from the advance on Daseke’s term loan as if the advance occurred on January 1, 2016 partially offset by $0.6 million and $0.4 million reversal of interest on existing Moore and Roadmaster debt upon assumed refinance of debt on January 1, 2016 utilizing funds from the advance on the Daseke term loan.

3.              Represents amortization of $0.7 million of deferred finance fees incurred on the term loan increase.

4.              Represents 145,129 and 3,114,247 shares of common stock issued to the sellers of Moore and Roadmaster, respectively.

5.              Represents $171 thousand tax expense on impact of pro forma adjustments calculated using Daseke’s effective tax rate of (1.3%) for the year ended December 31, 2016.

6.              Represents conversion of 145,495 shares of common stock and 64,500 shares of Series B Convertible Preferred Stock of premerger Daseke at a conversion of 144.2 shares for each share outstanding, resulting in 30,282,111 shares of common stock. Dividends to preferred stockholders of $4.8 million were removed from the calculation of basic and diluted earnings per share due to the conversion of the Series B preferred stock to common.